UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020 (May 6, 2020)

Registrant, State or Other Jurisdiction of Incorporation or Organization
Commission file number	Address of Principal Executive Offices, Zip Code and Telephone Number			I.R.S. Employer Identification No.

1-31447	CenterPoint Energy, Inc.			74-0694415
(a Texas corporation)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2020 and dated as of May 6, 2020.

As previously disclosed, David J. Lesar and Barry T. Smitherman were appointed to the Board of Directors (the “Board”) of CenterPoint Energy, Inc. (the “Company”) on May 6, 2020. On June 4, 2020, at the recommendation of the Board’s Governance Committee, the Board approved an initial stock award under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended (the “Plan”), to Messrs. Lesar and Smitherman each valued at $150,000 in connection with the commencement of their service as directors of the Board, which is consistent with the annual stock award under the Plan valued at $150,000 received by each of the Company’s non-employee directors serving on the Board on May 1, 2020. The number of shares awarded to each of Messrs. Lesar and Smitherman was determined by dividing the cash value by the fair market value of the common stock of the Company on the grant date of June 4, 2020, resulting in a stock award to each of Messrs. Lesar and Smitherman of 8,310 shares of common stock of the Company. The stock awards immediately fully vested upon grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: June 8, 2020	By:	/s/ Jason M. Ryan
Jason M. Ryan
Senior Vice President and General Counsel